Exhibit 99.1

FOR IMMEDIATE RELEASE

Hallmark Financial Services, Inc. To Present at the

NYSSA 20th Annual Insurance Conference

FORT WORTH, Texas, (March 11, 2016) - Hallmark Financial Services, Inc. (NASDAQ: HALL) announced today that Mark E. Schwarz, Executive Chairman, and Naveen Anand, Chief Executive Officer and President, will make a presentation at the 20th Annual Insurance Conference sponsored by the New York Society of Security Analysts at 1540 Broadway, Suite 1010 in New York City on Tuesday, March 22, 2016, at 8:30 a.m. EDT.  The presentation materials will be available on Hallmark’s website at www.hallmarkgrp.com prior to the date of the presentation.

About Hallmark Financial Services, Inc.

Hallmark Financial Services, Inc. is a diversified specialty property/casualty insurer with offices in Dallas-Fort Worth, San Antonio, Chicago, Los Angeles and Atlanta. Hallmark markets, underwrites and services approximately half a billion dollars annually in commercial and personal insurance premiums in select markets. Hallmark is headquartered in Fort Worth, Texas and its common stock is listed on NASDAQ under the symbol "HALL."

Media Contact: Blake Zipoy, Director of Corporate Communications, bzipoy@hallmarkgrp.com

Hallmark Financial Services, Inc. 777 Main Street, Suite 1000, Fort Worth, TX 76102 817.348.1600 hallmarkgrp.com